EXHIBIT 21.1

                LIST OF PROFIT FINANCIAL CORPORATION SUBSIDIARIES

Name:                    Entity Planner International, Inc.
State of Incorporation:  Nevada

Name:                    Evergreen Lodging Limited Partnership
State of Organization:   Nevada

Name:                    FSS Limited Partnership
State of Organization:   Nevada

Name:                    Hotel Associates #1 Limited Partnership
State of Organization:   Nevada

Name:                    Interurban Land Project Limited Partnership
State of Organization:   Nevada

Name:                    Left Coast Advertising, Inc.
State of Incorporation:  Nevada

Name:                    Lighthouse Publishing Group, Inc.
State of Incorporation:  Nevada

Name:                    Profit Financial Real Estate Management Company, Inc.
State of Incorporation:  Nevada

Name:                    Reno F.I.S. Limited Partnership
State of Organization:   Nevada

Name:                    Rising Tide Limited Partnership
State of Organization:   Nevada

Name:                    Seattle-Tacoma Executive Properties Limited Partnership
State of Organization:   Nevada

Name:                    Sherlock Holmes Limited Partnership
State of Organization:   Nevada

Name:                    Unlimited Potential, Inc.
State of Incorporation:  Nevada

Name:                    Wade Cook Seminars, Inc.
                         (formerly known as United Support Association, Inc.)
State of Incorporation:  Nevada